UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (800) 997-3337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2024, Reed’s, Inc., a Delaware corporation (“Reed’s” or the “company”) entered into s Senior Secured Loan and Security Agreement (the “Loan Agreement, “ also in conjunction with the agreements described hereinbelow of the same date, referred to herein as the “Transaction”) with certain funds affiliated with Whitebox Advisors, LLC (the “lenders”) and Cantor Fitzgerald Securities, as administrative agent and collateral agent. The Loan Agreement provides Reed’s with a revolving credit facility with an aggregate principal amount of $10 million (the “Senior Secured Facility”). The revolving loan bears interest at a rate of 8% and is payable quarterly.

Subject to the terms and conditions of the Secured Loan Agreement, Reed’s may borrow up to two (2) revolving loans during any one-month period. After repayment, the revolving loans may not be re-borrowed during the calendar month in which such revolving loans were repaid. Each revolving loan shall be made in a minimum amount of $1 million and shall be an integral multiple of $500,000. The aggregate outstanding principal amount of the revolving loans at any time shall not exceed $10 million Reed’s may borrow, repay and reborrow, the revolving loans prior to the maturity date, subject to the terms, provisions and limitations set forth in the Secured Loan Agreement. If the revolving loans are accelerated (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)) Reed’s shall immediately be required to pay an amount equal to the sum of all outstanding principal of the revolving loans, interest, default interest, and fees and expenses accrued thereunder.

Cash proceeds from any claim in connection with employee retention tax credits and/or other similar programs in excess of $300,000 received by Reed’s shall be used to prepay the outstanding principal amount of the revolving loans, in the lender’s sole option. The balance must be used by the company solely for employee retention purposes. The company may prepay all, but not less than all, of the outstanding principal balance of the revolving loans by providing 15 days’ advance notice to lenders. The company may reduce the revolving credit commitments to an amount (which may be zero) in an amount which is an integral multiple of $1,000,000 (or by the full amount of the revolving credit commitments in effect immediately prior to such reduction if such amount at that time is less than $1,000,000) by providing not less than five (5) business days’ prior written notice. Once reduced, the revolving credit commitments may not be increased. The company may reduce the revolving credit commitments to an amount (which may be zero) in an amount which is an integral multiple of $1,000,000 (or by the full amount of the revolving credit commitments in effect immediately prior to such reduction if such amount at that time is less than $1,000,000)by providing not less than five (5) business days’ prior written notice. Once reduced, the revolving credit commitments may not be increased. The agreement contains customary events of default. Immediately upon the occurrence and during the continuance of an event of default, all obligations shall accrue interest at a fixed per annum rate equal to the rate that is otherwise applicable thereto plus two percentage points (2.00%). The company shall also pay an unused fee, which shall accrue at the rate per annum of three percent (3.00%) on the excess, if any, of the revolving credit commitments over the sum of the average principal amount of all revolving loans outstanding from time to time during the preceding fiscal quarter. The agreement contains customary covenants, representations and negative covenants, including (1) the requirement that the company report on Friday of each week Qualified Cash (as defined in the Loan Agreement) of no less than $400,000 and (2) the requirement that the company report Inventory/ AR Liquidity (as defined in the Loan Agreement) (i) on the last date of any month prior to May 11, 2025, to be less than $8 million and (ii) on the last day of any month ending after such date, to be less than $10 million.

Reed’s is using the proceeds of the Secured Loan Facility to repay all obligations under its revolving line of credit with Alterna Capital Solutions, LLC and to terminate the governing Ledgered ABL Agreement, dated as of March 28, 2022, with remaining amounts to be used for the payment of currently outstanding trade payables. Any excess shall be used for working capital and to fund its general business requirements, and the Company intends use certain proceeds to build finished goods inventory levels in order to reduce short shipments and production shortages. Reed’s funded $7.9 million under the Senior Secured Facility at closing, of which $6.57 million was used to pay off the revolving line of credit with Alterna Capital Solutions, LLC.

As part of the Transaction, on November 14, 2024, Reed’s entered into the Seventh Amendment (the “Seventh Amendment”) to the 10% Secured Convertible Notes and 10% Secured Promissory Notes (with the 10% Secured Convertible Notes, collectively referred to herein as the “Notes”) with D&D Source of Life Holding, Ltd., its majority stockholder, and Wilmington Savings Fund Society, FSB, as holder representative and collateral agent. D&D released all collateral under the Notes, deferred cash payments thereunder and extend the maturity dates of all of the Notes to 181 days after the maturity of the revolving credit facility, which is November 14, 2025 (with the maturity dates of the notes extended to May 14, 2026). D&D and its agent further waived certain events of default under the Notes through the maturity date.

Further, as part of the Transaction, the parties entered into a Subordination Agreement, whereby D&D subordinated its Notes to the lenders of the Senior Secured Facility. Reed’s further pledged collateral and granted security interests in all of its intellectual property to the collateral agent for the lenders of the Senior Secured Facility.

The Transaction closed on November 15, 2024.

On November 19, 2024, the Company and D&D entered into an Exchange Agreement, whereby D&D exchanged the Notes, in full, for an aggregate of 22,478,074 shares of common stock of the Company, increasing D&D’s beneficial ownership in the Company to 87.8%.

The summary of the Transaction and Exchange Agreement set forth in this Item 1.01 is qualified by reference to the transaction documents attached hereto as Exhibits 10.1-10.8 and incorporated herein by this reference.

Item 1.02 Termination of a Material Definitive Agreement.

(a) The disclosures set forth in Item 1.01 above are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The disclosures set forth in Item 1.01 above are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

On November 20, 2024, the Company issued 22,478,074 shares of common stock in exchange for the Notes held by D&D, its majority stockholder. The issuance of the shares is exempt from registration under the Securities Act of 1944, as amended, under Section 3(a)((9) (on the basis that securities of the company were exchanged with an existing security holder, without additional consideration from the security holder and without payment of a commission or compensation to anyone for soliciting the exchange) or Section 4(2) (on the basis the issuance does not constitute a public offering) thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Senior Secured Loan and Security Agreement among Reed’s, Inc., the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent, dated November 14, 2024
10.2	Seventh Amendment to the 10% Secured Convertible Notes and 10% Secured Promissory Notes between Reed’s, Inc., the holders party thereto, and Wilmington Savings Fund Society, FSB, as holder representative and collateral agent (the “Agent”).
10.3	Grant of Security Interest in Copyright Rights by Reed’s, Inc. in favor of Cantor Fitzgerald Securities, as collateral agent, dated November 14, 2024
10.4	Grant of Security Interest in Patent Rights by Reed’s, Inc. in favor of Cantor Fitzgerald Securities, as collateral agent, dated November 14, 2024
10.5	Grant of Security Interest in Trademark Rights by Reed’s, Inc. in favor of Cantor Fitzgerald Securities, as collateral agent, dated November 14, 2024
10.6	Subordination Agreement by and among Reed’s, Inc., Wilmington Savings Fund society, FSB, as holder representative and collateral agent, D&D Source of Life Holding Ltd. and Cantor Fitzgerald Securities, as administrative agent and collateral agent, dated November 14, 2024
10.7	Pledge Agreement by Reed’s, Inc. in favor of Cantor Fitzgerald Securities, in its capacity as collateral agent, dated November 14, 2024
10.8	Exchange Agreement by and between Reed’s, Inc. and D&D Source of Life Holding Ltd. dated November 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: November 19 2024	By:	/s/ Norman E. Snyder, Jr.
Norman E. Snyder, Jr.
Chief Executive Officer